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                                                                       EXHIBIT 7

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Accounting and actuarial experts" and "Financial Statements of IPL and the Account" in the Prospectus and to the inclusion of our reports dated February 11, 2000, with respect to the financial statements included in the Annual Report of Investors Partner Life Account L, and March 10, 2000, with respect to the financial statements included in the Annual Report of Investors Partner Life Insurance Company included in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-6, No. 333-71341) of Separate Account IPL-1.

                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                Ernst & Young LLP

Boston, Massachusetts
June 30, 2000